SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ' 240.14a-11(c) or ' 240.14a-12

                      RESTAURANT TEAMS INTERNATIONAL, INC.
                  (Name of Registrant As Specified in Charter)

         ..............................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         .......................................................................
     2)  Form, Schedule or Registration Statement No.:

         .......................................................................
     3)  Filing Party:

         .......................................................................
     4)  Date Filed:

         .......................................................................

                      RESTAURANT TEAMS INTERNATIONAL, INC.
                                 1705 E. Whaley
                              Longview, Texas 75601

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 29, 1999




Dear Stockholders of Restaurant Teams International, Inc.:

     You are cordially invited to attend the annual meeting of stockholders of Restaurant Teams International, Inc. to be held at 10:00 a.m., local time on May 29, 1999, at The Mirage Hotel, 3400 Las Vegas Blvd. South, Las Vegas, Nevada 89109, to consider and vote upon the following matters:

          Proposal 1. Election of five directors to hold office in accordance with the Articles of Incorporation and Bylaws of the company; and

          Proposal 2. Ratification of the selection of Ernst & Young LLP as the company's auditors.

     Only stockholders of record at the close of business on April 30, 1999 can vote at the meeting.

     You are cordially invited to attend the annual meeting in person. Even if you plan to attend the meeting, you are still requested to sign, date and return the accompanying proxy in the enclosed addressed envelope. If you attend, you may vote in person if you wish, even though you have sent your proxy.





                                            By Order of the Board of Directors

                                            Carole Swanson, Secretary

April 30, 1999

                      RESTAURANT TEAMS INTERNATIONAL, INC.
                                 1705 E. Whaley
                              Longview, Texas 75601
                                 (903) 758-2811

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 29, 1999


         The company is sending this Proxy Statement and the accompanying proxy card to the holders of common stock, of Restaurant Teams International, Inc., in connection with a solicitation of proxies by the board of directors of the company from the stockholders for use at the annual meeting of stockholders of the company. We are mailing this proxy statement and the enclosed form of proxy beginning on or about April 30, 1999.



                          VOTING AND PROXY INFORMATION
Who May Vote

         Holders of record of common stock at the close of business on April 30, 1999 are entitled to receive notice of and to vote at the annual meeting. At the close of business on the record date, there were outstanding 7,936,966 shares of common stock, the only outstanding securities of the company entitled to vote at the annual meeting. The common stock is held by approximately 280 stockholders of record.

Required Votes

         Each stockholder is entitled to one vote per share on all matters properly brought before the stockholders at the annual meeting. Such votes may be cast in person or by proxy. Abstentions may be specified as to the approval of any of the Proposals and will have the effect of a vote against the Proposals. Under the rules of the Nasdaq Stock Market, brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners, and do not have such authority as to certain other matters. The Nasdaq rules allow firms traded on Nasdaq to vote on both Proposals without specific instructions from beneficial owners.

         The directors will be elected by a plurality of the votes cast in person or by proxy. The Proposal to ratify the selection of independent accountants will require the affirmative vote of the holders of the majority of the voters present at the meeting and entitled to vote.

How to Vote

         Votes may be cast in person at the annual meeting or by proxy using the enclosed proxy card. A facsimile of the proxy will be accepted. All shares of common stock that are represented at the annual meeting by properly executed proxies received by the company prior to or at the annual meeting and not revoked will be voted at the annual meeting in accordance with the instructions indicated in such proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted FOR the election as a director of the nominees listed herein and for approval of the other Proposal.

Proxies Can Be Revoked

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the company, before the vote is taken at the annual meeting, a written notice of revocation bearing a date later than the date of the proxy, duly executing and delivering a subsequent proxy relating to the same shares, or attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation should be sent to:
Corporate Secretary, Restaurant Teams International, Inc., 1705 E. Whaley, Longview, Texas 75601.

Expenses of Solicitation

         The company will bear the expense of this solicitation, including the reasonable costs incurred by custodians, nominees, fiduciaries and other agents in forwarding the proxy material to you. The company will also reimburse brokerage firms and other custodians and nominees for their expenses in distributing proxy material to you. In addition to the solicitation made by this proxy statement, certain directors, officers and employees of the company may solicit proxies by telephone and personal contact.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees

         At the annual meeting, five directors (comprising the full board of directors) will be elected to hold office until the next annual meeting of stockholders in 2000.

         It is intended that the accompanying proxy, unless contrary instructions are set forth therein, will be voted for the election of the nominees for election as directors as set forth in the following table. If the nominees become unavailable for election to the board of directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other persons as may be designated by the board of directors. However, the board is not aware of any circumstances likely to render the nominees unavailable for election. The withholding of authority or abstention will have no effect upon the election of directors by holders of common stock because under Texas law directors are elected by a plurality of the votes cast, assuming a quorum is present. The presence of a majority of the outstanding shares of common stock, voting as one class, will constitute a quorum. The shares held by each holder of common stock who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

         The following table sets forth certain information with respect to the persons who will be the nominees for election at the annual meeting and the other incumbent directors and executive officers of the company. Included within the information below is information concerning the business experience of each such person during the past five years. The number of shares of common stock beneficially owned by each of the directors as of March 31, 1999 is set forth below in "Securities Ownership of Certain Beneficial Owners."

Nominees and Business Experience

         Stanley L. Swanson, a founder of the Company, has served as President, Chief Executive Officer, and Chairman of the Board since its inception in May, 1990.

         Curtis A. Swanson has been Chief Financial Officer, Executive Vice President, and Treasurer of the Company since its inception in May, 1990.

         Robert (Bob) Lilly has been a director of the Company since March, 1995. Mr. Lilly is currently the owner of Professional Imaging & Promotions, Inc., a photography and graphics imaging company located in Graham, Texas.

         Edward Dmytryk has bee a director of the Company since 1992. Mr. Dmytryk is currently the Chief Executive Officer and principal owner of Benchmark, Inc., a metal fabricating company located in Ft. Worth, Texas. From 1988 through 1995, Mr. Dmytryk was the Chief Operating Officer for Bollinger Industries International, located in Irving, Texas.

         Lee Cohn, a nominee for the board, co-founded Big 4 Restaurants, Inc. in 1973 and has served as chief executive officer since Big 4's founding. Mr. Cohn currently serves on the Board of Directors of Morton's Restaurant Group (NYSE -MRG ) and Luthers Bar B Q (Houston, TX).


Other Executive Officers and Business Experience

         Jean M. Hedges has been Corporate Controller for the Company since September 1993. Ms. Hedges has had extensive CPA firm experience and brings a 10-year record as a controller and business manager to the Company. Prior to her employment with the Company, Ms. Hedges was the controller of Stainback Casting, a manufacturer based out of Tyler, Texas, from 1992 to 1993.

         Carole A. Swanson, a co-founder of Fresh?n Lite, Inc., has served as Secretary of the Company since its inception in May, 1990.

         Henry Leonard has been President and Chief Operating Officer of the Company since December 1997. Prior to joining the Company in 1997, Mr. Leonard was President of Casa Ole' ALM, L.L.C., a franchise market partner joint venture with Casa Ole' Restaurants, Inc. From 1995 to 1996, Mr. Leonard was Director of New Concept Development for Papa Gino's of American, Inc. From 1974 to 1994, Mr. Leonard served in a variety of posts for Pizza Systems / Summit Concepts (d.b.a Mazzio's and Ken's Pizza) including President and Chief Operating Officer.

         Family relationships among officers and directors: Mr. Stan Swanson and Carole A. Swanson are husband and wife. Mr. Curtis Swanson is the son of Mr. Stan and Ms. Carole Swanson.


Securities Ownership of Certain Beneficial Owners

         The following table sets forth as of March 31, 1999, certain information with respect to all stockholders known by the company to own beneficially more than 5% of the outstanding common stock, as well as information with respect to the company's common stock owned beneficially by each director, director nominee, and current executive officer whose compensation from the company in 1998 exceeded $100,000, and by all directors and executive officers as a group. Unless otherwise indicated, each of such stockholders has sole voting and investment power with respect to the shares beneficially owned.


                           Name & Address            Number of        Percent of
  Title of Class             of Owner(1)               Shares            Class

 Common Stock       Stan & Carole Swanson               1,203,921         17.62
                    3216 Page Road
                    Longview, Texas  76505

 Common Stock       Curtis & Kim Swanson                  507,024          7.42
                    3218 Page Road
                    Longview, Texas  75605

                    Henry Leonard
 Common Stock       1682 Old Oak Dr.                       45,000           .01
                    Tyler, Texas 75703

 Common Stock       Officers and Directors as           1,777,945         26.02
                    a Group (6 members)

(1) Mr. Lilly is not listed as an owner of Common Stock, since as of December 31, 1998 he only had options to purchase Common Stock. Refer to the table set forth below for information on these options.

Executive Compensation

     The following tables set forth the compensation paid by the company for services rendered during the fiscal years ended December 31, 1998, 1997, and 1996 to the Chief Executive Officer of the company and to the other executive officers of the company whose total annual salary in 1998 exceeded $100,000, the number of options granted to any of such persons during 1998, and the value of the unexercised options held by any of such persons on December 31, 1998.



                                            Summary Compensation Table


                                                        Long Term Compensation-
                                                             Number of
                                                             Shares of
     Name and                           Annual              Common Stock                All
    Principal                         Compensation-          Underlying                 Other
    Position                 Year       Salary                 Options              Compensation(1)
    --------                 ----     -------------      ----------------------     ---------------

Stanley L. Swanson,          1998       $52,000                 100,000                    -
Chairman and Chief           1997        24,700                 100,000                    -
 Executive Officer           1996        24,700                    -                       -


Henry Leonard,               1998        75,000                  50,000                 $95,625
 President                   1997         2,885                    -                       -
                             1996          -                       -                       -


(1) Represents 45,000 shares of
common stock at a $2.125 per
share as pursuant to Mr.
Leonard employment agreement


Employment Agreement

         The Company has entered into a five-year employment agreement with Mr. Leonard. Mr. Leonard received 25,000 shares of Common Stock as a signing bonus. The employment agreement provides Mr. Leonard with an annual salary of $75,000 per year with $25,000 a year increases for the five-year term of the employment agreement. The employment agreement also provides, as part of Mr. Leonard's base compensation, an option to purchase 250,000 shares of Common Stock exercisable over a five-year period in increments of 50,000 per year with the first exercise date set at December 15, 1998. Pursuant to the employment agreement, Mr. Leonard may receive additional incentive compensation based on the Company's achievement of projected net cash flow. The incentive would allow Mr. Leonard to receive 20,000 shares of Common Stock per year and up to a 50% cash bonus as a percent of his base salary each year. The first 20,000 shares were issued during 1998. The employment agreement also provides other typical employment benefits and a two-year non-compete restriction upon termination.

Director Compensation

         No remuneration is paid to the Board of Directors for their service in that office, except that Mr. Lilly is paid $500 for each meeting, plus expenses, and he has been granted an option to acquire 50,000 shares, and Mr. Cohn, when elected will be paid $1,000 for each meeting attended in person, plus expenses, and will be granted an option to acquire 50,000 shares. Mr. Cohn will receive an option to purchase an additional 25,000 shares for each additional year of service on the Board of Directors.

         On December 1, 1995, the Company entered into an agreement with a director, Mr. Lilly, whereby Mr. Lilly receives $1,500 plus the grant of an option to acquire Common Stock of the Company at not less than 100% of the fair market value as of the grant date, for each promotional appearance made by Mr. Lilly on behalf of the Company. This agreement suerseded a previous agreement between Mr. Lilly and the Company through which Mr. Lilly acquired options to purchase 3,752 shares of Common Stock at $.10 per share.

         Pursuant to the superseded agreement, Mr. Lilly was granted an option to acquire stock at $.10 per share in a manner so that the difference between the price of $.10 per share and the fair market value of the stock at the time of the issuance of the grant multiplied by the number of shares equaled $2,500 for each day of promotional appearances that Mr. Lilly made before december 1, 1995 on behalf of the company. Options covering 3,572 shares were granted for personal appearances made by mr. Lilly on behalf of the Company before December 1, 1995.




                              Option Grants Table
                       (Option Grants in Last Fiscal Year)


                                 Number of          Percent of
                                Securities        Total Options
                                Underlying          Granted to          Exercise or
                                   Options          Employees in         Base Price          Expiration
     Name                        Granted            Fiscal Year          Per Share             Date
-----------------               ----------        --------------        ------------         -----------
Stanley L. Swanson               100,000                 67%                 $3.00            12/31/02-03

Henry Leonard                     50,000                 33%                   2.125          12/31/03




                                        Aggregated Option Exercises in Last Fiscal
                                                Year and FY-End Option Values


                                                                                                      Value of Unexercised
                                                                   Number of Securities                    In-the-Money
                                                                  Underlying Unexercised                 Options at 1998
                                                                  Options at 1998 FY-End                      FY-End
                         Shares Acquired        Value             ----------------------              ---------------------
        Name               on Exercise        Realized         Exercisable     Unexercisable       Exercisable    Unexercisable
-----------------        ---------------      ---------        -----------     -------------       -----------    -------------

                                                                None





Stock Option Plan

         Under the 1995 Incentive Stock Option Plan (the "1995 Plan"), an option for 50,000 shares has been granted to Mr. Lilly for service as a member of the Board of Directors with a purchase price of $1.50 per share. This option extends until March 1, 2000. Also under the 1995 Plan, Roland R. Jehl and Douglas K. Tabor, who served as directors for one-year terms expiring during 1997, have been granted an option for 25,000 shares each for service as members of the Board of Directors, with a purchase price of $1.50 per share. These options extend until October 19, 2000.

         Additionally, Mr. Lilly was granted an option to acquire stock at $. 10 per share in a manner so that the difference between the price of $. 10 per share and the fair market value of the stock at the time of the issuance of the grant multiplied by the number of shares equaled $2,500 for each day of promotional appearances that Mr. Lilly made before December 1, 1995 on behalf of the Company. Options covering 3,572 shares were granted for personal appearances made by Mr. Lilly on behalf of the Company before December 1, 1995.

         A new agreement has been entered into between the Company and Mr. Lilly regarding personal appearances made by Mr. Lilly after December 1, 1995. For each promotional appearance, Mr. Lilly will receive $1,500, plus the grant of an option to acquire Common Stock of the Company at not less than 100% of the fair market value as of the grant date. The grant of the option will be for stock having a fair market value of $3,000 at the time of the grant with an option term of 5 years.


          Certain Relationships and Related Transactions




As of December 31, 1998, the Company has notes receivable from related parties as follows:

      A note for $500,000 is from a sister corporation and is related to the sale of certain real property. The note is a fifteen-year note due August 3 1, 2013, bears interest at 10%, and is secured by the same real property.

      A note for $468,796 is from the same sister corporation. The note is due January 1, 2000, bears interest at 10%, and is secured by inventory, receivables, and property and equipment of the sister corporation.

      A note for $103,447 is from an entity owned by two stockholders. The note is due January 1, 2000, bears interest at 9%, and is secured by all assets of the entity including land, building, and equipment.

      A note for $15,000 is from a stockholder. The note was due June 30, 1998, but has not been collected. The note bears interest at 9% and is unsecured.

In the  current  year,  the  Company  sold two  pieces of  property  to a sister
corporation   for  a  combined  gain  of   approximately   $386,000,   of  which
approximately $194,000 is deferred as of December 31, 1998.

          The Company leases office and retail space in one of its facilities to a sister corporation under a long-term operating lease for approximately $8,000 per month. The Company waived all rental fees due under this agreement in 1998 and 1997.

          In the first quarter of 1999, three of the Company's officers, Stanley
L. Swanson,  Curtis A. Swanson, and Henry Leonard,  sold shares pursuant to rule
144. The officers loaned the proceeds from these sales to the Company in order to facilitate the acquisition of Fatburger Corporation. The notes to the officers were secured by restricted shares of the Company's common stock. The notes mature on July 1, 1999 and carry a 9% annual percentage rate of interest.




Organization of the Board of directors

          The board of directors has the following committees:

                Committee                   Members
                ----------                  --------
                Executive                   Curtis A. Swanson, Stanley L. Swanson, Ed Dmytryk
                Audit                       Robert (Bob) Lilly, Ed Dmytryk, Curtis Swanson
                Compensation Committee      Robert (Bob) Lilly, Ed Dmytryk, Stanley L. Swanson
                Conflicts of Interest       Robert (Bob) Lilly, Ed Dmytryk, Stanley L. Swanson


         The executive committee conducts the normal business operations of the company and acts as nominating committee. The audit committee recommends an independent auditor for the company, consults with such independent auditor and reviews the company's financial statements. The compensation committee fixes the compensation of officers and key employees of the company and administers the company's stock option plans. The conflicts of interest committee receives and investigates any reports of or perceived conflicts of interest in any activities undertaken by the company.




         Any stockholder who wishes to recommend a prospective nominee for the board of directors for consideration by the executive committee may write Carole Swanson, Secretary, 1705 E. Whaley, Longview, Texas 75601.

         The board of directors had six meetings during 1998. The executive committee met twice, the audit committee met twice and, the compensation committee met once.

 Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely upon a review of Forms 3, 4 and 5 furnished to the company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or upon written representations received by the company, the company is not aware of any failure by any director, officer or beneficial owner of more than 10% of the company's common stock to timely file with the Securities and Exchange Commission any Form 3, 4 or 5 relating to 1998.


                                    PROPOSAL 2
                            RATIFICATION OF AUDITORS


         The board of directors has selected Ernst & Young LLP to serve as the company's independent auditors for the year ending December 31, 1999. The stockholders are being asked to ratify the board's selection. Representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement and will be available to answer appropriate questions.

         Ratification of the appointment of Ernst & Young LLP as the company's independent auditors for the fiscal year ending December 31, 1999 requires the approval by a majority vote of the outstanding shares of common stock attending the annual meeting, either in person or by proxy.

         The Board of Directors recommends a vote FOR the above Proposal 2.
                                                  ---

                                  ANNUAL REPORT


         The annual report to stockholders, including consolidated financial statements, for the year ended December 31, 1998, accompanies the proxy material being mailed to all stockholders. The annual report is not a part of the proxy solicitation material.


                                  OTHER MATTERS


         The board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented to the annual meeting by others. In the event that other matters properly come before the annual meeting or any adjournments thereof it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.


                             DEADLINE FOR SUBMISSION
                          OF PROPOSALS TO BE PRESENTED
                   AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS


         Any stockholder who intends to present a proposal at the 2000 annual meeting of stockholders must file such proposal with the company by March 1, 2000 for possible inclusion in the company's proxy statement and form of proxy relating to the meeting.


                                      By Order of the Board of Directors

                                      /s/ Carole Swanson
                                      ----------------------------------
                                      Carole Swanson, Secretary

                      Restaurant Teams International, Inc.

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders of Restaurant Teams International, Inc., to be held at the Mirage Hotel 3400 Las Vegas Blvd, Las Vegas, Nevada 89109 on May 29, 1999, beginning at 10:00 a.m., and the proxy statement in connection therewith and appoints Stanley L. Swanson and Curtis Swanson, and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of the company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.


         The undersigned directs that the undersigned's proxy be voted as follows:

         1.        ELECTION OF           [ ] FOR the nominees                 [ ] WITHHOLD AUTHORITY
                   DIRECTORS                 listed below                         to vote for
                   nominees                  (except as marked to the             listed below
                                             contrary below)

                   Nominees: Stanley L. Swanson, Curtis A. Swanson, Robert Lilly, Lee Cohn, Edward Dmytryk

                   (Instruction: To withhold authority to vote any individual nominee, right that nominee's name on the line provided below.)

-----------------------------------------------------------------------------------------------------------

         2.        RATIFY SELECTION OF   [ ] FOR ratification     [ ] AGAINST ratification   [ ]  ABSTAIN from
                   ERNST& YOUNG LLP                                                               voting
                   AS THE COMPANY'S
                   AUDITORS

         3.        IN THE  DISCRETION  OF THE  PROXIES,  ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE
                   THE MEETING.

         This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the director nominees in item 1 above and for the ratification and approval in item 2 above.

         The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of the company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

         If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

          Please date, sign and mail this proxy in the enclosed envelope. No postage is required.
                                         Date _______________   ____, 1999


                                         ---------------------------------------
                                              Signature of Stockholder


                                         ---------------------------------------
                                              Signature of Stockholder

                    Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as




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